UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  August 30, 2011

Six Flags Entertainment Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13703	13-3995059
(Commission File Number)	(IRS Employer Identification No.)

924 Avenue J East
Grand Prairie, Texas	75050
(Address of Principal Executive Offices)	(Zip Code)

(972) 595-5000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)                                  The Company has established a program (the “Project 500 Program”) pursuant to which executive officers and other employees may be granted awards (a “Project 500 Award”), under the Six Flags Entertainment Corporation Long-Term Incentive Plan (the “Equity Plan”).  The Project 500 Program sets as a goal attaining $500 million of Modified EBITDA (as defined in the Company’s financial statements) by 2015 and the number and timing of any issuances of common stock under the Project 500 Program will depend on progress toward the $500 million target and the timing thereof.  The aggregate share payout under the Project 500 Program if the $500 million target is achieved in 2015 would be 1,400,000 shares but could be more or less depending on achievement and the timing thereof.  The issuance date of any shares pursuant to Project 500 Awards will be after the end of the year in which the performance is achieved.  Exhibit 99.1 attached hereto sets forth the base number of shares under the Project 500 Program that each of the Company’s executive officers would receive assuming the $500 million of Modified EBITDA target is achieved in 2015.

The Project 500 Awards made to Messrs. Reid-Anderson and Weber are subject to stockholder approval of an amendment to the Equity Plan to increase the number of shares available under the Equity Plan.

The above summary of the material terms of the Project 500 Program does not purport to be complete and is qualified in its entirety by reference to the Overview and the form of award agreement, copies of which are filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein as well as the Equity Plan which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 4, 2010 and is incorporated by reference herein.

(b)                                 The Company also adopted a director cash retainer deferral program under the Equity Plan.  This program allows members of the Board of Directors of the Company (the “Board”) to elect to receive stock units under the Equity Plan in lieu of the cash compensation for such member’s services as a director in 2012 and thereafter.  The cash compensation that a director may elect to receive in stock units is only the cash compensation that the director otherwise would receive for services as a director of the Company and does not include any cash compensation for being the lead independent director, or chairman or member of any committee of the Board.  The conversion of stock units into shares and the distribution of such shares under this program will occur on the first business day following the thirtieth day after a director’s service as a director terminates.

The above summary of the material terms of the director cash retainer deferral program does not purport to be complete and is qualified in its entirety by reference to the Equity Plan and Director Deferral Election, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                       Exhibits

10.1                           Project 500 Program Overview

10.2                           Project 500 Program Award Agreement

10.3                           Director Deferral Election

99.1                           List of Project 500 Awards to Executive Officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIX FLAGS ENTERTAINMENT CORPORATION

	By:	/s/ Lance C. Balk
Name: Lance C. Balk
Title: Executive Vice President and General Counsel

Date: September 1, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	Project 500 Program Overview

10.2	Project 500 Program Award Agreement

10.3	Director Deferral Election

99.1	List of Project 500 Awards to Executive Officers